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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
January 23, 2001

Contact: John Breed
         713-209-8835

                COOPER INDUSTRIES ACHIEVES EARNINGS OBJECTIVES;
                    REPORTS 2000 EARNINGS PER SHARE OF $3.80

HOUSTON, TX, Jan. 23, 2001 -- Cooper Industries, Inc. (NYSE:CBE) today reported 2000 fourth-quarter earnings per share of $.95 (diluted), up 7 percent from 1999 fourth-quarter earnings per share of $.89. Revenues for the fourth quarter 2000 grew 10 percent to $1.1 billion, representing the fifth consecutive quarter that revenues topped the billion-dollar mark. Operating earnings for the fourth quarter 2000 were $164.1 million, an 11 percent increase from fourth- quarter 1999 operating earnings of $147.3 million. Net income for the fourth quarter 2000 was $89.2 million, a 6 percent increase from 1999 fourth-quarter net income of $83.9 million.

         Diluted earnings per share for the year 2000 rose 8 percent to $3.80, compared with $3.52 for 1999, excluding nonrecurring items. Annual 1999 earnings include $2.4 million, or $.02 per share, of nonrecurring charges primarily related to cost control and rationalization programs. Revenues for 2000 increased 15 percent to $4.46 billion from $3.87 billion in 1999. Operating earnings in 2000 rose 13 percent to $650.2 million, compared with $577.5 million for 1999, excluding nonrecurring items. Net income for 2000 was $357.4 million, compared with $331.9 million for 1999.

         "Cooper achieved an eight percent increase in earnings per share while implementing major operational improvement projects throughout 2000," said H. John Riley, Jr., chairman, president and chief executive officer. "Although markets decelerated somewhat during the second half of the year, our growth initiatives and cost containment programs enabled us to achieve our earnings goals for both the fourth quarter and the full year 2000.


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Cooper Industries, Inc.                                                   Page 2

         "As a result of our strategic acquisitions and new product introductions, we are now able to deliver value to our customers through a breadth of line that is unmatched by almost any other company in our industry. Concurrently, our directives towards cost control have enhanced our competitive edge," continued Riley. "Cooper today is a world-class manufacturer of electrical products and tools and hardware with significant upside potential."

                               ELECTRICAL PRODUCTS

         Fourth-quarter 2000 revenues in the Electrical Products segment grew 13 percent to $901.2 million from $795.3 million in the fourth quarter 1999. Excluding the impact of currency translation, revenues rose 15 percent in the fourth quarter 2000 from the same period last year. Operating earnings for the segment in the fourth quarter 2000 were $142.4 million, a 9 percent increase from $130.6 million in the fourth quarter 1999. After adjusting for acquisitions, return on sales for the quarter was 16.2 percent, compared with
16.4 percent in the same period last year.

         Annual 2000 Electrical Products segment revenues increased 20 percent to $3.66 billion from $3.06 billion in 1999. Revenues in 2000 grew 21 percent over the prior year, excluding the impact of translation.

         Revenue growth in the segment was primarily driven by the continued expansion of electronics markets and the acquisitions of B-Line Systems and Eagle Electric that were completed in the first half of 2000. These two businesses added more than $350 million in revenues for the year, broadened the Company's electrical products offerings and presented increased opportunities to effect significant manufacturing and operating efficiencies.
         Annual operating earnings for the segment in 2000 were $585.0 million, a 13 percent increase from 1999 operating earnings of $516.7 million, excluding nonrecurring items. Excluding acquisitions, return on sales for the Electrical Products segment for 2000 was 17.0 percent, compared with 16.9 percent for 1999, reflecting the Company's continued focus on cost reduction and efficiency improvements.

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Cooper Industries, Inc.                                                   Page 3


                                TOOLS & HARDWARE

         Fourth-quarter 2000 revenues for the Tools & Hardware segment were $205.8 million, compared with $209.2 million for the same period in 1999. Excluding the impact of translation, revenues increased 2 percent for the quarter, compared with the same period last year, reflecting the positive impact of strong shipments of automated assembly equipment and increased demand for power tools. Operating earnings for the fourth quarter 2000 were $30.3 million, compared with $24.9 million for the fourth quarter in 1999. Return on sales for the 2000 fourth quarter, excluding acquisitions, was 14.7 percent.

         Annual 2000 Tools & Hardware segment revenues were $800.7 million, compared with $808.0 million in 1999. Excluding the impact of currency translation, revenues in the segment grew 2 percent during 2000. Annual operating earnings in 2000 for the segment were $97.7 million, compared with $97.9 million for 1999, excluding nonrecurring items.

         Excluding acquisitions, return on sales in 2000 for the segment was
12.1 percent as the Company continued to rationalize its Tools & Hardware operations.

                                  2001 OUTLOOK

     Cooper will continue to implement important initiatives to fulfill its long-range plan to expand revenues and increase profitability. As a result, during 2001 and beyond we expect to achieve:

     o Enhanced performance and growth from the Eagle Electric and B-Line Systems acquisitions. These businesses broadened the Company's electrical products profile with new wiring device products; and support systems and enclosures for electrical, mechanical and telecommunications/data applications. The transfer of a large part of Eagle's manufacturing operations to Mexico is well along, and the benefits of significantly lower production costs will be realized in 2001.

     o Accelerated savings through our Strategic Sourcing program, which is consolidating the Company's supply base and creating added efficiency in the design and production of product offerings.

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Cooper Industries, Inc.                                                   Page 4

     o Greater interdivisional sales collaboration that will generate improved core growth through the implementation of the Cooper Connection, a customized distributor relationship program designed to further elevate Cooper's electrical products brands.

     o Significantly reduced manufacturing costs for our lighting fixture businesses through the realignment of domestic manufacturing facilities and the completion of a new factory in Mexico to serve U.S. and Latin American markets.

     o Similarly reduced manufacturing costs through the consolidation of our U.S. tool manufacturing facilities and the startup of a new plant in Mexico targeting growing markets in Latin and South America.

     o The performance benefits of the recently completed integration of our European lighting and security businesses through improved brand recognition and superior service to our European customers.


         "During 2000, the Company attained a scale that offers an exciting platform for additional value generation," continued Riley. "Our larger size and broadened product scope positions us to realize stronger core growth, enhanced profitability and improved financial flexibility.

         "Like other manufacturers, we anticipate that certain economic challenges will impact revenues in the early part of 2001. However, at Cooper, we expect a gradual quarter-over-quarter improvement throughout the year, with a resulting aggregate earnings increase similar to what we achieved in 2000. We are confident that the growth initiatives and cost reduction programs we have in place will help us to continue to deliver solid results for our shareholders."

         Cooper Industries, with 2000 revenues of $4.5 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site:
www.cooperindustries.com.

         Comparisons of 2000 and 1999 fourth quarter and year-to-date results appear on the following pages.


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Cooper Industries, Inc.                                                   Page 5


         Cooper's fourth-quarter and full-year 2000 earnings conference call for analysts and investors will be broadcast over the Internet through the Company's web site (www.cooperindustries.com) at 12:00 noon (Eastern) on Tuesday, January 23, 2001. The conference call also will be available as a taped audio replay over the Internet through the Company's web site until February 5, 2001.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, such as the level of market demand for the Company's products, competitive pressures and future economic conditions. These factors are discussed in the Company's 1999 Annual Report on Form 10-K and other Securities and Exchange Commission filings.






(1) Adjusting for recent acquisitions, return on sales in 2000 was 17.5% for Electrical Products and 10.9% for Tools & Hardware. Return on sales in 2000 for the total of the segments was 16.2%.


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                       CONSOLIDATED RESULTS OF OPERATIONS



                                                         Quarter Ended December 31,
                                                       ------------------------------
                                                       2000                      1999
                                                       ----                      ----
                                                       (in millions where applicable)
Revenues                                                $1,107.0              $ 1,004.5

Cost of sales                                              749.0                  677.2
Selling and administrative expenses                        178.9                  167.2
Goodwill amortization                                       15.0                   12.8
                                                        --------              ---------
Operating earnings                                         164.1                  147.3

Interest expense                                            26.8                   16.1
                                                        --------              ---------

       Income Before Income Taxes                          137.3                  131.2
Income taxes                                                48.1                   47.3
                                                        --------              ---------
       Net Income                                      $    89.2              $    83.9
                                                       =========              =========

Net Income Per Common Share:
       Basic                                           $     .95             $      .89
                                                       ==========            ==========
       Diluted                                         $     .95             $      .89
                                                       ==========            ==========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                         93.6 million           94.0 million
         Diluted                                       94.2 million           94.7 million



                             PERCENTAGE OF REVENUES

                                                       Quarter Ended December 31,
                                                     ------------------------------
                                                       2000                      1999
                                                       ----                      ----
Revenues                                              100.0%                    100.0%
Cost of sales                                          67.7%                     67.4%
Selling and administrative expenses                    16.2%                     16.6%
Operating earnings                                     14.8%                     14.7%
Income Before Income Taxes                             12.4%                     13.1%
Net Income                                              8.1%                      8.4%


                      (Additional information on next page)





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                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31

                               SEGMENT INFORMATION



                                                        Quarter Ended December 31,
                                                     -------------------------------
                                                      2000                      1999
                                                      ----                      ----
                                                           (in millions)
Revenues:
   Electrical Products                           $   901.2                  $   795.3
   Tools & Hardware                                  205.8                      209.2
                                                 ---------                  ---------
       Total                                      $1,107.0                   $1,004.5
                                                ==========                 ==========

Segment Operating Earnings:
   Electrical Products                           $   142.4                  $   130.6
   Tools & Hardware                                   30.3                       24.9
                                                 ---------                  ---------
       Total                                         172.7                      155.5

General Corporate expense                              8.6                        8.2
Interest expense                                      26.8                       16.1
                                                 ---------                  ---------
Income before income taxes                       $   137.3                  $   131.2
                                                 =========                  =========



                                                       Quarter Ended December 31,
                                                 ------------------------------------
                                                     2000                       1999
                                                     ----                       ----
Return on Sales: (1)
   Electrical Products                               15.8%                      16.4%
   Tools & Hardware                                  14.7%                      11.9%
       Total Segments                                15.6%                      15.5%







                      (Additional information on next page)



(2) Adjusting for recent acquisitions, return on sales in 2000 was 16.2% for Electrical Products and 14.7% for Tools & Hardware. Return on sales in 2000 for the total of the segments was 15.9%.

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                       CONSOLIDATED RESULTS OF OPERATIONS

                                                      Twelve Months Ended December 31,
                                                     --------------------------------
                                                       2000                    1999
                                                       -----                   ----
                                                      (in millions where applicable)
Revenues                                             $4,459.9                 $3,868.9

Cost of sales                                         3,018.3                  2,603.4
Selling and administrative expenses                     732.9                    640.9
Goodwill amortization                                    58.5                     47.1
                                                     --------                 --------
Operating earnings before nonrecurring items            650.2                    577.5

Nonrecurring charges                                       -                       3.7
Interest expense                                        100.3                     55.2
                                                     --------                 --------

       Income Before Income Taxes                       549.9                    518.6
Income taxes                                            192.5                    186.7
                                                     --------                 --------
       Net Income                                    $  357.4                 $  331.9
                                                     ========                 ========

Net Income Per Common Share:
       Basic                                         $   3.82                 $   3.53
                                                     ========                 ========
       Diluted                                       $   3.80                 $   3.50
                                                     ========                 ========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                     93.5 million             94.0 million
         Diluted                                   94.1 million             94.9 million



      PERCENTAGE OF REVENUES


                                                  Twelve Months Ended December 31,
                                                  --------------------------------
                                                      2000                 1999
                                                      ----                 ----
Revenues                                             100.0%               100.0%
Cost of sales                                         67.7%                67.3%
Selling and administrative expenses                   16.4%                16.6%
Operating earnings before nonrecurring items          14.6%                14.9%
Income Before Income Taxes                            12.3%                13.4%
Net Income                                             8.0%                 8.6%



                      (Additional information on next page)




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                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31

                               SEGMENT INFORMATION



                                                      Twelve Months Ended December 31,
                                                    -----------------------------------
                                                         2000                    1999
                                                         ----                    ----
                                                      (in millions where applicable)
Revenues:
   Electrical Products                                $3,659.2                $3,060.9
   Tools & Hardware                                      800.7                   808.0
                                                      --------                --------
       Total                                          $4,459.9                $3,868.9
                                                      ========                ========

Segment Operating Earnings
Without Nonrecurring Items:
   Electrical Products                               $   585.0               $   516.7
   Tools & Hardware                                       97.7                    97.9
                                                      --------                --------
       Total                                             682.7                   614.6

Segment Nonrecurring Items:
   Electrical Products                                       -                     3.0
   Tools & Hardware                                          -                     1.5
                                                      --------                --------
       Total                                                 -                     4.5
                                                      --------                --------

Segment Operating Earnings
With Nonrecurring Items:
   Electrical Products                                   585.0                   513.7
   Tools & Hardware                                       97.7                    96.4
                                                      --------                --------
       Total segment operating earnings                  682.7                   610.1

General Corporate nonrecurring items                         -                     (.8)
General Corporate expense                                 32.5                    37.1
Interest expense                                         100.3                    55.2
                                                      --------                --------
Income before income taxes                           $   549.9               $   518.6
                                                     =========               =========


                                                     Twelve Months Ended December 31,
                                                     ---------------------------------
                                                          2000                 1999
                                                          -----                -----
Return on Sales: (1)
   Electrical Products                                    16.0%                 16.9%
   Tools & Hardware                                       12.2%                 12.1%
       Total Segments                                     15.3%                 15.9%


                      (Additional information on next page)


(1) Before nonrecurring items and after acquisitions. Adjusting for recent acquisitions, return on sales in 2000 was 17.0% for Electrical Products and 12.1% for Tools & Hardware. Return on sales in 2000 for the total of the segments was 16.0%.

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                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31



                                                                                   Net Income Per
                                                    Net Income                   Diluted Common Share
                                            --------------------------           --------------------
                                            2000                  1999          2000                    1999
                                            ----                  ----          ----                    ----
                                                                (in millions where applicable)
Income before                              $ 357.4               $ 334.3        $ 3.80                 $ 3.52
     nonrecurring items
Nonrecurring items                               -                  (2.4)            -                   (.02)
                                           -------               -------        ------                 ------
Net Income                                 $ 357.4               $ 331.9        $ 3.80                 $ 3.50
                                            ======               =======        ======                 ======








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